Exhibit 99.5

Joinder Agreement
For
Vince Molinaro

            The undersigned hereby agrees to be bound by the terms and conditions of the Employment Security Plan of Internap Network Services, Inc., dated as of November 14, 2007, as if he or she initially had executed such Plan as a party thereto, and, without by implication limiting the foregoing, agrees to each acknowledgment, covenant and other agreement contained therein.

Notwithstanding the provisions of the Employment Security Plan, (i) the Executive shall be entitled to receive the previously agreed to relocation payments, (ii) the Executive shall be entitled to receive the remainder of his signing bonus consistent with the current payment practices, (iii) if a Change of Control occurs on or before April 15, 2008, then Executive shall receive Severance Pay as contemplated by Section 1.2(a) and any equity-based compensation awards granted to the Executive by Company under an Equity Plan that are unvested on the date of the Change of Control will vest immediately, (iv) the Applicable Multiple for a Qualifying Termination During a Protection Period listed on Schedule B shall be two (2), and (v) the Applicable Multiple for a Qualifying Termination Other than During a Protection Period listed on Schedule B shall be one and a half (1.5).

                                    /s/ Vince Molinaro
                                    Employee

                                    November 14, 2007
                                    Date

Accepted:
INTERNAP NETWORK SERVICES, INC.

By:  /s/ Eric Suddith
Its:  Vice President, Human Resources
Date:  November 14, 2007